                                                                    Exhibit 11.1


                      WALDEN RESIDENTIAL PROPERTIES, INC.
                    COMPUTATION OF NET INCOME PER SHARE (2)
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                                   Three Months Ended              Six Months Ended
                                                                        June 30,                        June 30,
                                                                   ------------------            -------------------
                                                                      1996      1995             1996           1995
                                                                   --------   --------          -------       -------
Income before extraordinary item  . . . . . . . . . . . .          $  5,117   $  2,702         $  8,637        $  4,250
Extraordinary loss on debt extinguishment . . . . . . .                 (96)      (465)            (584)           (465)
                                                                   --------   --------         --------        --------
Net income  . . . . . . . . . . . . . . . . . . . . . . .             5,021      2,237            8,053           3,785
Preferred distributions . . . . . . . . . . . . . . . . .              (813)     --              (1,284)          --
                                                                   --------   --------         --------        --------
Net income available to common stockholders . . . . . . .          $  4,208   $  2,237         $  6,769        $  3,785
                                                                   ========   ========         ========        ========

Income per share -- Primary:
    Before extraordinary item, less preferred
       distributions  . . . . . . . . . . . . . . . . . .          $    .31   $    .26         $    .52        $    .42
    Extraordinary loss on debt extinguishment   . . . .                (.01)      (.04)            (.04)           (.05)
                                                                   --------   --------         --------        --------
    Net income available to common stockholders   . . . .          $    .30   $    .22         $    .48        $    .37
                                                                   ========   ========         ========        ========

Income per share -- Additional Primary (1):
    Before extraordinary item, less preferred
       distributions  . . . . . . . . . . . . . . . . . .          $    .31   $    .26         $    .52        $    .42
    Extraordinary loss on debt extinguishment   . . . .                (.01)      (.04)            (.04)           (.05)
                                                                   --------   --------         --------        --------
    Net income available to common stockholders   . . . .          $    .30   $    .22         $    .48        $    .37
                                                                   ========   ========         ========        ========

Weighted average number of shares outstanding:
    Primary   . . . . . . . . . . . . . . . . . . . . . .            14,151     10,393           14,179          10,233
    Dilutive effect of outstanding options  . . . . . .                  52      --                  60           --
                                                                   --------   --------         --------        --------
    Additional Primary (1)  . . . . . . . . . . . . . . .            14,203     10,393           14,239          10,233
                                                                   ========   ========         ========        ========




(1) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by APB Opinion No. 15, because it results in dilution of less than three percent.

(2) Fully diluted net income per share is not presented because the convertible equity securities and preferred stock are anti-dilutive.